SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                     (Amendment No. [  ])

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the Appropriate Box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[x]  Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                 ________________________________

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON APRIL 30, 2003
                 ________________________________

To the Shareholders of Union National Financial Corporation:

     NOTICE IS HEREBY GIVEN that Union National Financial
Corporation (the "Corporation") will hold its Annual Meeting of
Shareholders at 10:00 a.m., Eastern Time, on Wednesday, April 30,
2003, at The Gathering Place,
6 Pine Street, Mount Joy, Pennsylvania 17552, to consider and vote upon the following proposals:

     1. The election of two Class A Directors to serve for a three-year term and until their successors are properly elected and qualified; and

     2.  To approve and adopt an amendment to the 1997 Stock
Incentive Plan to increase by 100,000 shares, the shares available under the plan; and

     3. The transaction of any other business that may properly come before the Annual Meeting and any adjournment of the meeting.

     In accordance with the By-Laws of the Corporation and action by the Board of Directors, only those shareholders of record at the close of business on March 24, 2003, may vote at the Annual Meeting and any adjournment of the meeting.
      We welcome your attendance at the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, sign, date and promptly return the enclosed form of proxy in the accompanying postage-paid envelope. By so doing, you will assure your proper representation at the meeting. The prompt return of your proxy will also save the Corporation expenses involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Secretary of the Corporation and attend the Annual Meeting.

     If you are a participant in the Corporation's Dividend
Reinvestment and Stock Purchase Plan, you will receive separate voting instructions with respect to your shares held in the Dividend Reinvestment and Stock Purchase Plan.

     Union National Financial Corporation's Board of Directors is distributing this proxy statement, form of proxy and the Corporation's 2002 Annual Report on or about March 31, 2003.

                             By Order of the Board of Directors,

                              /s/ Mark D. Gainer

                              Mark D. Gainer, President
Mount Joy, Pennsylvania       and Chief Executive Officer
March 31, 2003

                     YOUR VOTE IS IMPORTANT.
TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED
PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID RETURN
ENVELOPE.

              UNION NATIONAL FINANCIAL CORPORATION

                            P.O. Box 567
                        101 East Main Street
                   Mount Joy, Pennsylvania  17552

           _________________________________________
           PROXY STATEMENT FOR THE ANNUAL MEETING OF
           SHAREHOLDERS TO BE HELD ON APRIL 30, 2003
           _________________________________________

 The corporation is mailing this proxy statement to shareholders on or about March 31, 2003.

Table of Contents
                                                             Page
                                                             ____
GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . 1
     Date, Time and Place of Annual Meeting . . . . . . . . . . 1
     Description of the Corporation . . . . . . . . . . . . . . 1

VOTING PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . 1
     Solicitation and Voting of Proxies . . . . . . . . . . . . 1
     Voting Procedure for Stock Held in DRIP . . . . . . . . . .2
     Revocability of Proxy . . . . . . . . . . . . . . . . . . .2
     Voting Securities and Record Date . . . . . . . . . . . . .2
     Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Votes Required for Approval . . . . . . . . . . . . . . . .3
BENEFICIAL OWNERSHIP OF THE CORPORATION'S STOCK
     BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT . . . . . . . . . 3
     Principal Shareholders . . . . . . . . . . . . . . . . . . 3
     Share Ownership by the Directors, Executive Officers and
     Nominees . . . . . . . . . . . . . . . . . . . . . . . . . 4

PROPOSAL 1:  ELECTION OF DIRECTORS . . . . . . . . . . . . . . .6

PROPOSAL 2: AMENDMENT TO 1997 STOCK INCENTIVE PLAN . . . . . . .7
     Background . . . . . . . . . . . . . . . . . . . . . . . . 7
     General Information . . . . . . . . . . . . . . . . . . . .7
     Administration of Plan . . . . . . . . . . . . . . . . . . 8
     Eligibility . . . . . . . . . . . . . . . . . . . . . . . .9
     Qualified Options . . . . . . . . . . . . . . . . . . . . .9
     Nonqualified Stock Options . . . . . . . . . . . . . . . .10
     Restricted Stock . . . . . . . . . . . . . . . . . . . . .11
     Certain United States Federal Income Tax Consequences . . 11 Amendment, Suspension, or Termination of the Plan; Share and
       Award Adjustment . . . . . . . . . . . . . . . . . . . .14
     2002 Plan Awards . . . . . . . . . . . . . . . . . . . . .15
     Recommendation . . . . . . . . . . . . . . . . . . . . . .16

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Governance . . . . . . . . . . . . . . . . . . . . . . . .16
     Directors . . . . . . . . . . . . . . . . . . . . . . . . 16
     Committees of the Board of Directors . . . . . . . . . . .19
     Report of the Audit Committee . . . . . . . . . . . . . . 22
     Cash Compensation of Directors . . . . . . . . . . . . . .23
     1999 Independent Directors Stock Option Plan . . . . . . .24
     Procedure for Nominating Directors . . . . . . . . . . . .24
     Executive Officers of the Corporation . . . . . . . . . . 25

EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . 26
     Option Grants in Fiscal Year 2002 . . . . . . . . . . . . 28
     Option Exercises in 2002 and Year-End Option Values . . . 28
     Equity Compensation Plan Information . . . . . . . . . . .29
     401(k) Profit Sharing Plan . . . . . . . . . . . . . . . .30
     Employment Contracts . . . . . . . . . . . . . . . . . . .30
     Compensation Committee Report on Executive Compensation . 32
          Chief Executive Officer Compensation . . . . . . . . 33
          Executive Officers . . . . . . . . . . . . . . . . . 33
    Compensation Committee Interlocks and Insider Participation34
    Shareholder Return Performance Graph . . . . . . . . . . . 35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . 36

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . .36

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . .37

INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . . . . 37
SHAREHOLDER PROPOSALS AT THE 2004 ANNUAL MEETING . . . . . . . 37

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .38

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . 38

1997 STOCK INCENTIVE PLAN, AS AMENDED
     AND RESTATED . . . . . . . . . . . . . . . . . . .APPENDIX A

AUDIT COMMITTEE CHARTER . . . . . . . . . . . . . . . .APPENDIX B

                     GENERAL INFORMATION

Date, Time and Place of Annual Meeting
______________________________________

     Union National Financial Corporation, a Pennsylvania business corporation and registered bank holding company, furnishes this proxy statement in connection with the solicitation by its Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the corporation. The Annual Meeting will be held on Wednesday, April 30, 2003, at 10:00 a.m., Eastern Time, at The Gathering Place, 6 Pine Street, Mount Joy, Pennsylvania 17552.

Description of the Corporation
______________________________

     Union National Financial Corporation was established in 1986 as the bank holding company for The Union National Mount Joy Bank, which changed its name in 1998 to Union National Community Bank. Union National Community Bank is the corporation's wholly-owned sole subsidiary. The bank's wholly-owned subsidiary, The Union National Insurance Agency, Inc., was formed in 2001.

     The principal executive office of the corporation is located at Union National Community Bank, 101 East Main Street, Mount
Joy, Pennsylvania 17552. The telephone number for the corporation is (717) 653-1441. Please direct all shareholder inquiries to Mark D. Gainer, President and Chief Executive
Officer of the corporation.


                       VOTING PROCEDURES

Solicitation and Voting of Proxies
__________________________________

     The Board of Directors of the corporation solicits this proxy for use at the 2003 Annual Meeting of Shareholders of Union National Financial Corporation. We are first sending this proxy statement and the enclosed form of proxy to shareholders of the corporation on or about March 31, 2003.

     The corporation will pay for preparing, assembling, printing, mailing and soliciting proxies and any additional material that it sends to shareholders. The directors, officers and other employees of the corporation may solicit proxies in person or by mail, telephone, telecopy, telex or other electronic means. The corporation will not pay any additional compensation for this solicitation. The corporation will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons and will reimburse these persons for their reasonable forwarding expenses.

     By properly completing the form of proxy, a shareholder appoints the persons designated on the proxy as proxy holders to vote his or her shares as the shareholder specifies on the proxy. Unless the shareholder specifies a choice on the proxy as to how his or her shares will be voted on a particular matter, the proxy holders will vote the shares represented by any proxy FOR the election of the two nominees for Class A Director named below.

Voting Procedure for Stock Held in DRIP
_______________________________________

     If a shareholder is a participant in the corporation's Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy will not serve as a voting instruction card for the shares held in the DRIP. Instead, the Trust Department of the bank, as the administrator of the DRIP, will send separate voting instruction cards covering the shares held in the DRIP. A shareholder must sign and return the separate voting instruction cards, or the shares held in the DRIP will not be voted.

Revocability of Proxy
_____________________

     A shareholder who executes and returns a proxy, or a voting instruction card for shares held in the DRIP, may revoke the proxy at any time before it is voted by:

     *     Giving written notice of the revocation to Carl R.
Hallgren, Secretary, Union National Financial Corporation, at
P.O. Box 567, 101 East Main Street, Mount Joy, Pennsylvania
17552;

     * Executing a later-dated proxy and delivering the later proxy to the above-named Secretary of the corporation; or

     *     By attending the Annual Meeting and voting in person
after giving written notice to the above-named Secretary of the corporation.
Voting Securities and Record Date
_________________________________

     Only holders of common stock on the corporation's records as of the close of business on March 24, 2003, may vote at the Annual Meeting. At the close of business on March 24, 2003, the corporation had issued and outstanding approximately 2,505,877 shares of common stock, par value $0.25 per share, the only authorized class of stock. As of March 24, 2003, the corporation had approximately 251,904 shares of common stock held in treasury as issued but not outstanding shares.

     On all matters to come before the Annual Meeting, each whole share of common stock will entitle its holder to one vote.
Cumulative voting rights do not exist in the election of directors.

Quorum
______

     To transact business at the Annual Meeting, a "quorum" of shareholders must be present. Under Pennsylvania law and the corporation's bylaws, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum. The corporation will count votes withheld and abstentions when determining the presence of a quorum for the particular matter. The corporation will not count broker non-votes when determining the presence of a quorum. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

Votes Required for Approval
___________________________

     Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by all shareholders, in person or by proxy, who are entitled to vote will be sufficient to approve and adopt the proposal to approve and adopt the proposed amendment to the 1997 Stock Incentive Plan or any other proposals that may properly come before the Annual Meeting. Abstentions and broker non-votes do not count as votes cast in calculating the required majority. Also, abstentions and broker non-votes have the effect of reducing the number of affirmative votes required to approve a proposal because they reduce the number of votes cast, from which the required majority is calculated.


         BENEFICIAL OWNERSHIP OF THE CORPORATION'S STOCK
             BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders
______________________

     As of March 24, 2003, we know of no shareholder who owns more than 5% of the corporation's outstanding common stock, either on the corporation's records or indirectly as a beneficial owner.

Share Ownership by the Directors, Executive Officers and Nominees
_________________________________________________________________

     The following table sets forth, as of March 24, 2003, the
amount and percentage of the common stock of the corporation beneficially owned by:

     *    Each director,
     *    Each executive officer named in the Summary
Compensation Table, below, under "Executive Compensation",
     *    Each nominee for Class A Director, and
     *    All executive officers and directors as a group.

     The reporting individuals and the corporation have provided this information.

                                                  Percent of
Name of Individual      Amount and Nature      Outstanding Common
  or Identity of           of Beneficial       Stock Beneficially
Group                    Ownership (1)(2)          Owned (3)
__________________      _________________     ___________________
Class A Directors and
Nominees for Class A Director:
Mark D. Gainer              38,288(4)               1.47%
Darwin A. Nissley            7,174(5)                 *

Class B Directors:
Carl R. Hallgren            19,195(6)                 *
David G. Heisey             33,404(7)               1.28%
Daniel H. Raffensperger     16,540(8)                 *
Lloyd C. Pickell             4,660(9)                 *

Class C Directors:
William E. Eby              21,309(10)                *
Benjamin W. Piersol, Jr.     6,409(11)                *
Donald H. Wolgemuth         54,163(12)              2.08%

Executive Officers Named
in the Summary Compensation Table
Who are Not Directors:**
Michael A. Frey             20,476(13)                *
Clement M. Hoober           18,620(14)                *
All Executive Officers and Directors
as a Group (12 persons)*** 245,039                  9.39%
________________________
* Less than 1% beneficially owned.
** Summary Compensation Table appears below under "Executive
Compensation."
*** This listing includes an executive officer whose annual
salary and bonus does not exceed $100,000.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 24, 2003. However, options granted on December 12, 2002, under the 1997 Stock Incentive Plan, which will become exercisable on June 12, 2003, are also included. Each individual has the right to disclaim beneficial ownership of certain of the securities.

(2)  Rounded to the nearest whole share.

(3) The calculation of percentages of outstanding common stock is based on the approximately 2,505,877 shares outstanding as of March 24, 2003, plus 102,571 shares of common stock subject to options held by the respective persons on March 24, 2003 and includes 7,500 shares which will become exercisable by June 12, 2003.

(4)  Includes approximately 2,707 shares held individually by Mr.
Gainer, 463 shares held individually by his spouse, options to purchase 35,054 shares, and approximately 64 shares held individually by his daughter.

(5) Includes 4,464 shares held individually by Mr. Nissley, 220 shares held by his sons, and options to purchase 2,490 shares.

(6)  Includes 10,122 shares held individually by Mr. Hallgren,
4,664 shares held by his daughter and options to purchase 4,409 shares.

(7) Includes 3,102 shares held individually by Mr. Heisey, 9,766 shares held in a self-directed IRA for Mr. Heisey, 13,039 shares held individually by his spouse, 4,190 shares held in an IRA by his spouse and options to purchase 3,307 shares.

(8)  Includes approximately 8,137 shares held individually by Mr.
Raffensperger, approximately 4,096 shares held in a 401(k) plan, and options to purchase 3,307 shares and 1,000 shares held as Trustee.

(9)  Includes approximately 3,216 shares held individually by Mr.
Pickell, approximately 342 shares held jointly with his spouse, and options to purchase 1,102 shares.

(10)  Includes 1,686 shares held individually by Mr. Eby, 15,214 shares held jointly with his spouse and options to purchase 4,409 shares.

(11) Includes approximately 3,102 shares held individually by Mr. Piersol and options to purchase 3,307 shares.

(12)  Includes 47,902 shares held individually by Mr. Wolgemuth,
1,852 shares held individually by his spouse and options to purchase 4,409 shares.

(13) Includes 220 shares held individually by Mr. Frey and options to purchase 20,256 shares.

(14) Includes 354 shares held individually by Mr. Hoober, and options to purchase 18,266 shares.

                            PROPOSAL 1:
                      ELECTION OF DIRECTORS

     Section 10.2 of the bylaws provides for a Board of Directors consisting of not less than seven nor more than 25 members. The bylaws further provide that the Board of Directors be classified into three classes. Each class is elected for a term of three years. The terms of the separate classes expire in successive years. Within these limits, the Board of Directors has authority to fix the number of directors and their classifications. The Board of Directors has fixed the number of Board members at nine, with two directors in Class A, four directors in Class B, and three directors in Class C.

     Section 11.1 of the bylaws provides further that a majority of the remaining members of the Board of Directors, may select and appoint directors to fill vacancies, even if the number of remaining members is less than a quorum. Any person who is so appointed will serve as director until the expiration of the term of office of the class of directors to which he or she is appointed.

     The bylaws also require that a director own shares of common stock of the corporation having a total fair market value of at least $30,000 at the time the director is elected or appointed to the Board.

     At the 2003 Annual Meeting of Shareholders, two Class A Directors shall be elected to serve for a three-year term and until their successors are elected and qualified. The Board of Directors of the corporation has nominated the current Class A Directors to serve as Class A Directors for the next three-year term of office. The nominees for re-election this year are as follows:

     *    Mark D. Gainer; and
     *    Darwin A. Nissley.

     Each nominee has consented to serve a three-year term of office and until his successor is elected and qualified; subject, however, to required retirement at the age of 70. Upon the required retirement of a director, the Board may either appoint a new director to serve the remainder of the term or reduce the number of directors on the Board.

     Except as provided above, the Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the two nominees named above. If any nominee should become unavailable for any reason, the proxy holders will vote the proxies in favor of a substitute nominee selected by the Board of Directors.

     The Articles of Incorporation for the corporation prohibit cumulative voting in the election of directors. Each share of common stock held on the record date entitles its owner to cast one vote for each nominee. For example, if a shareholder owns 10 shares of common stock, he or she may cast up to 10 votes for each nominee.

     The Board of Directors recommends that shareholders votes
FOR the election of the above nominees for Class A Director.

      PROPOSAL 2:   TO AMEND THE 1997 STOCK INCENTIVE PLAN

Background
__________

     The Board of Directors believes that the corporation's stock compensation plans constitute an important part of the corporation's compensation programs and, accordingly, the Board of Directors has adopted an amendment to the 1997 Stock Incentive Plan to increase the number of shares subject to the plan by 100,000. Matter No. 2 is subject to shareholder approval.

     Shareholders have previously authorized grants of options to employees under the corporation's 1997 Stock Incentive Plan. The plan has 115 shares of common stock available for new option grants. As of March 24, 2003, 1,120 previously granted options have been exercised under the plan. Therefore, subject to shareholder approval, the corporation has adopted the proposed amendment.

     The plan is designed to improve the performance of the corporation and its subsidiaries and, by doing so, to serve the interests of the shareholders. By continuing to encourage ownership of the corporation's shares among those who play significant roles in the corporation's success, increasing the authorized shares will continue to align the interests of the corporation's employees with those of its shareholders by relating capital accumulation to increases in shareholder value. Moreover, increasing the shares available should have a positive effect on the corporation's ability to attract, motivate and retain employees of outstanding leadership and management ability.

     The principal features of the plan are described below.  See
Appendix A to this Proxy Statement for the full text of the 1997 plan, amended and restated to incorporate the proposed change.

General Information
___________________

     The corporation's Board of Directors adopted the amendment
to the plan on February 13, 2003.   The shareholders approved the
original plan at the 1997 Annual Shareholders Meeting. The plan authorizes the corporation to award qualified options (options qualified under Section 422 of the Internal Revenue Code of 1986, as amended (ISO's)), and nonqualified stock options (options not qualified under Code Section 422), herein referred to as (NQSOs), to purchase shares of common stock. The plan also authorizes the grant of shares of restricted stock and stock appreciation rights to eligible employees. The plan is designed to further the success of the corporation by making shares of the common stock available to eligible employees of the corporation, or certain companies affiliated with the corporation, thereby providing an additional incentive to these persons to continue their relationship with the corporation, or an affiliate, and to give these persons a greater interest in the corporation's success.

     Initially, an aggregate of 120,000 authorized shares of common stock were reserved for issuance under the plan. The shares are subject to adjustment in the case of certain events affecting the common stock of the original shares, 132,300 shares, after all adjustments, are available for the issuance of options under the plan.

     The plan is not subject to the Employee Retirement Income
Security Act of 1974 and is not qualified under Code Section
401(a), which relates to qualification of certain pension, profit-sharing and stock bonus plans.

Administration of Plan
______________________

     The plan is administered by a committee appointed by the Board consisting of at least two non-employee directors. The
Board may from time to time remove members from the committee and appoint their successors.

     Subject to the terms and conditions of the plan document and subject to Board approval (where required by the plan), the committee has discretionary authority to:

     * determine the individuals to receive grants, herein referred to as awards, of NQSOs, ISOs, and Restricted Stock; the times when awards shall be granted; in the case of stock options, the number of shares to be subject to each option, the option exercise price, the option period, the time or times when each option shall be exercisable and whether an option is to be a NQSO or an ISO; and in the case of restricted stock, similar relevant terms and conditions applicable thereto;

     *    interpret the plan;

     * prescribe, amend and rescind rules and regulations relating to the plan;

     * determine the terms and provisions (and amendments of the terms and provisions) of the agreements to be entered into between the corporation and each participant under the plan, including terms and provisions as required, in the committee's judgment to conform to any change in any applicable law or regulation and any other terms and conditions that the committee desires to establish as performance goals applicable to a particular award; and

     * make all other determinations the committee shall deem necessary or advisable for the plan's administration.

     Each award must be evidenced by a written agreement. The source of the shares issued pursuant to the plan are authorized but unissued shares of the common stock or issued shares that have previously been reacquired by the corporation. We anticipate that, in the ordinary course, awards will be granted on an annual basis, although nothing in the plan so requires.

Eligibility
___________

     Key officers and management employees of the corporation, as determined by the committee, or of an affiliated company, are eligible to receive awards under the plan. As of March 1, 2003, the corporation (and its affiliates) had approximately 100 employees participating in the plan.

Qualified Options
_________________

     The ISOs that the committee grants to participants to purchase shares of common stock are evidenced by an option agreement. The exercise price is not less than 100% of the fair market value of the common stock at the time of the grant, as determined by the committee in accordance with rules specified in
the plan document.   Except as otherwise provided in the plan
document, once vested, an ISO may be exercised in whole or in part from time to time during the term of the option, which term may not extend more than ten years from the date the option is
granted.   The committee will impose vesting and may impose other
restrictions (such as the attainment of performance goals) on the exercisability of the options. In general, an ISO will vest upon the earlier of:

     *    the passage of six months from the date of grant, or
     * the occurrence of a change in control (as described in the plan).

     Unless otherwise provided in an option agreement or otherwise specified by the committee, the exercise price per share of an option must be paid in full, in cash or in stock, upon the exercise of the option. If shares are used to pay all or part of the exercise price, the cash and any shares surrendered must have a fair market value (determined as of the date of exercise) that is not less than the aggregate exercise price for the number of shares for which the option is being exercised.

     A participant will not have any rights of a shareholder with respect to the shares of common stock subject to an ISO until the shares are paid for and issued to the participant.

     ISOs granted to a participant are not assignable or transferable other than by will or the laws of descent and distribution, and during the participant's lifetime are exercisable only by the participant or his or her duly appointed legal representative.

     A vested ISO may be exercised by a participant only during its term and only during his or her employment, except as provided in the plan or by the committee, as the case may be.

Nonqualified Stock Options
__________________________

     The NQSOs that the committee grants to participants to purchase shares of common stock is evidenced by an option agreement that contains the terms and conditions that the committee specifies and that are not inconsistent with the terms of the plan. The exercise price of an option is the fair market value of the common stock at the time of the grant. Except as otherwise provided in the plan document, once vested, a NQSO may be exercised in whole or in part from time to time during the term of the option. The committee may impose vesting and may impose other restrictions (such as the attainment of performance goals) on the exercisability of the options. In general, a NQSO will vest upon the earlier of:

     *     the passage of six months from the date of grant, or
     * the occurrence of a change in control (as described in the plan).

     Unless otherwise provided in an option agreement or otherwise specified by the committee, the exercise price per share of an option must be paid in full, in cash or in stock, upon the exercise of the option. If shares are used to pay all or part of the exercise price, the cash and any shares surrendered must have a fair market value (determined as of the date of exercise) that is not less than the aggregate exercise price for the number of shares for which the option is being exercised.

     A participant will not have any rights of a shareholder with respect to the shares of common stock subject to a NQSO until the shares are paid for and issued to him or her.

     NQSOs granted to a participant are not assignable or transferable other than by will or the laws of descent and distribution, and during the participant's lifetime are exercisable only by the participant or his or her duly appointed legal representative.

     A vested NQSO may be exercised by a participant only during its term and only during his or her employment, except as provided in the plan or by the committee, as the case may be.

     The plan contains provisions whereby, the committee may accelerate the exercise terms of awards.

Restricted Stock
________________

     As in the case of the grant of NQSOs and ISOs, the grant of a restricted stock award is evidenced by an agreement that contains the terms and conditions specified by the committee.
Restricted stock awards may be:

     *    subject to a vesting schedule,

     * subject to the satisfaction of one or more performance goals established at the time of their grant by the committee, or

     *    both.

     Shares of restricted stock will be issued in the name of the participant upon grant, but are retained by the corporation until they cease to be subject to restriction.

     Except as determined by the committee and set forth in a restricted stock agreement relating to particular shares, rights with respect to restricted stock may not be assigned or transferred prior to vesting or satisfaction of applicable performance goals, or both. Deferred delivery of restricted stock which would otherwise be distributed may be authorized by the committee under such terms and conditions as it may determine.

Certain United States Federal Income Tax Consequences
_____________________________________________________

     The following is a brief summary of the principal United States Federal income tax consequences of transactions under the plan, based on current law. This summary is not intended to be exhaustive with respect to all potential Federal income tax consequences that may affect a particular person, including one who is subject to the restrictions of Section 16(b) of the 1934 Act and one who may be permitted to elect the deferred delivery of shares of common stock. In addition, this summary does not constitute tax advice, and, among other things, does not discuss state, local or foreign income tax consequences, nor does it address estate or gift tax consequences, relating to the plan's operation. Participants are urged to consult with their tax advisors with regard to their participation in the plan.

NONQUALIFIED STOCK OPTIONS. No taxable income is realized by a participant upon the grant of a NQSO. Upon the exercise of a NQSO, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of common stock exercised over the aggregate option exercise price (the spread). Special rules may apply to the timing and amount of income recognition for persons who are subject to the restrictions of Section 16(b) of the 1934 Act. Income and payroll taxes are required to be withheld from the participant on the amount of ordinary income resulting to the participant from the exercise of a NQSO. The Spread is generally deductible by the corporation for Federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to certain executives pursuant to Code Section 162(m), which the corporation executives have not met. The participant's tax basis in shares of common stock acquired by exercise of a NQSO will be equal to the exercise price plus the amount taxable as ordinary income.

     Upon a sale of the shares of common stock received by a participant upon exercise of a NQSO, any gain or loss will generally be treated for federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of such stock. In general, the participant's holding period for shares acquired pursuant to the exercise of a NQSO begins on the date of exercise of such option.

     If a participant pays the exercise price in full or in part with shares of previously owned common stock, the exercise will not affect the tax treatment described above. With respect to the exercise, no gain or loss generally will be recognized to the participant upon the surrender of the previously owned shares to the corporation. The shares received upon exercise that are equal in number to the previously owned shares tendered will have the same tax basis as the previously owned shares surrendered to the corporation, and they will have a holding period for determining capital gain or loss that includes the holding period of the shares surrendered. The fair market value of the remaining shares received by the participant will be taxable to the participant as compensation. The remaining shares will have a tax basis equal to the fair market value recognized by the participant as compensation income and the holding period will commence on the exercise date. Shares of common stock tendered to pay applicable income and payroll taxes arising from the exercise will generate taxable income or loss equal to the difference between the tax basis of the shares and the amount of income and payroll taxes satisfied with the shares. The income or loss will normally be treated as long-term or short-term capital gain or loss depending on the holding period of the shares surrendered. Where a loss is generated when shares of common stock are tendered to pay applicable income and payroll taxes arising from the exercise of stock options, the loss may not be currently deductible under the wash loss rules.

     INCENTIVE STOCK OPTIONS. No taxable income is realized by a participant upon the grant or exercise of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO and if no disqualifying disposition of the shares is made by the participant within two years after the date of grant or within one year after the receipt of the shares by the participant, then:

     * upon the sale of the shares, any amount realized in excess of the option exercise price will normally be taxed to the participant as a long-term capital gain, and

     * no deduction will be allowed to the corporation. Additionally, the Spread attributable to the exercise of an ISO will give rise to an item of tax preference, in the year of exercise, that may result in alternative minimum tax liability for the participant.

     If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the disposition would be a disqualifying disposition, and generally:

     * the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price thereof, and

     *    the corporation will be entitled to deduct the amount.

     Any other gain realized by the participant on the disposition will be taxed as short-term or long-term capital gain, and will not result in any deduction to the corporation.

     If a participant pays the exercise price in full or in part with previously owned shares of common stock, the exchange will not affect the tax treatment of the exercise. Upon the exchange, no gain or loss generally will be recognized upon the delivery of the previously owned shares to the corporation, and the shares issued in replacement of the shares tendered to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously owned shares. A participant, however, would not be able to use the holding period for the previously owned shares for purposes of satisfying the ISO statutory holding period requirements. Additional shares of common stock will have a basis of zero and a holding period that commences on the date the common stock is issued to the participant upon exercise of the ISO.

     RESTRICTED STOCK. No taxable income is realized by a participant upon the grant of a restricted stock award. Upon vesting of an award and/or satisfaction of any performance goals applicable to the award, the participant will recognize ordinary compensation income equal to the then fair market value of the released shares, less the amount (if any) paid for the restricted stock. A participant may, within 30 days after receiving a grant of restricted stock, make a Code Section 83(b) election to recognize income as of the grant date, rather than the later date that the restricted stock may be released to him or her. The factors relevant to making such an election are complex and any participant contemplating such an election should first consult with a tax advisor. In particular, a participant should be aware that such an election to recognize income will apply even if the right to the restricted stock is later forfeited or otherwise not earned.

     Income recognized with respect to the vesting in or other receipt of restricted stock is subject to income and payroll tax withholding.

Amendment, Suspension, or Termination of the Plan; Share and
____________________________________________________________
Award Adjustment
________________

     The Board may terminate, amend, modify or suspend the plan at any time and from time to time to ensure that awards granted under the plan conform to any changes in the law or for any other reason the Board determines to be in the best interest of the corporation. Modifications or amendments to the plan are not required to be approved by the corporation's shareholders, except to the extent required by certain state or federal law. No termination, modification or amendment of the plan, without the consent of the participant to whom an award has previously been granted, may adversely affect the participant's rights under such award. Unless terminated earlier by the Board, the plan will terminate, and no additional awards will thereafter be granted, on the day immediately preceding the tenth anniversary of the Effective Date.

     In the event of any change in the common stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination or exchange of shares, merger, consolidation or similar action, appropriate adjustment will be made to the:

     * number of shares of common stock authorized to be made subject to awards under the plan,

     * number of shares into which outstanding options may be converted upon exercise,

     *    exercise price of outstanding options,

     * maximum number of awards that may be granted to any one person within a 12-month period, and

     *    other terms as are appropriate under the circumstances.
In addition, the Board may make similar changes to outstanding awards in other circumstances where the changes are deemed equitable under the circumstances.

2002 Plan Awards
________________

     The committee has granted the following awards in 2002.

                       2002 Plan Awards

                     Number of Securities
Name and Principal    Underlying Options   Exercise   Expiration
     Position               Granted          Price       Date
__________________   ____________________  ________   __________
Mark D. Gainer, President    3,000          16.90      12/12/12
and CEO of the Corporation
and Bank

Michael A. Frey,             2,250          16.90      12/12/12
Executive Vice President and
Chief Operating Officer

Clement M. Hoober,           2,250          16.90      12/12/12
Chief Financial Officer
and Treasurer

Executive Officers Group
(3 persons)                  7,500          16.90      12/12/12

Non-Executive Director Group
(9 persons)                  9,918          15.45       4/24/12

Non-Executive Officer Employee
Group (9 persons)            6,500          16.90      12/12/12


     If the amendment is approved by the shareholders, the corporation anticipates that the additional shares subject to the plan will be registered with the Securities and Exchange
Commission and with any applicable state securities commission where registration is required. The cost of the registration will be borne by the corporation.

     As provided above, only employees of the corporation or its subsidiaries are eligible to receive awards under the plan based upon the recommendation of the committee and approval of the Board of Directors of the corporation. This includes the executive officers listed in the Summary Compensation Table included under the section entitled "Executive Officers" in this Proxy Statement.

     The stock options previously granted to senior officers of the corporation and its subsidiaries in prior years, and information on options exercised during the last fiscal year, are reflected in tables contained in the section of this Proxy
Statement entitled Information Concerning Election of Directors.

Recommendation
______________

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR MATTER NO. 2. The affirmative vote of a majority of outstanding shares is required to adopt the amendment. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting. All proxies will be voted FOR adoption of the amendment unless a shareholder specifies to the contrary on such shareholder's proxy card.


                             MANAGEMENT

Governance
__________

     The Board of Directors of the corporation oversees all business, property and affairs of the corporation. The Chairman and officers keep the members of the Board informed of the corporation's business through discussions at Board meetings and by providing materials to them. During 2002, the Board of Directors held 12 meetings. The directors of the corporation also serve as the directors of the corporation's bank subsidiary, Union National Community Bank. The Board of Directors of the bank held 24 meetings in 2002. Each of the directors attended at least 75% of the total number of Board and committee meetings of the corporation's Board of Directors and at least 75% of the total number of Board and committee meetings of the bank's Boards of Directors during 2002.

Directors
_________

     The following biographies provide selected information, as of March 24, 2003, about the directors of the corporation, including their occupation for at least the last five years. Director Franklin R. Eichler retired from service on the Board of Directors effective March 13, 2003. The terms of office for the various classes of directors expire as follows:

     *    The term for Class A Directors expires in 2003.
     *    The term for Class B Directors expires in 2004.
     *    The term for Class C Directors expires in 2005.


Name and Position                 Director         Class of
with the Company                   Since           Director
_________________                 ________         ________
Donald H. Wolgemuth
Director, Chairman of the Board     1986              C

William E. Eby
Director                            1986              C

Mark D. Gainer
Director, President/
Chief Executive Officer             1996              A

Carl R. Hallgren
Director, Secretary                 1986              B

David G. Heisey
Director                            1986              B

Darwin A. Nissley
Director                            1999              A

Lloyd C. Pickell
Director                            2001              B

Benjamin W. Piersol, Jr.
Director                            1996              C

Daniel H. Raffensperger
Director                            1992              B


Class A Directors (to serve until 2003)
     and
Nominees for Class A Directors (to serve until 2006, if re-elected)

Mark D. Gainer   Mr. Gainer (age 48) has served as President and
                 Chief Executive Officer of the corporation and its banking subsidiary since January 1999. He served as Vice President of the corporation from 1986 through 1998, as Senior Vice President of the bank from 1982 through 1998, and as Chief
                 Operating Officer of the bank from 1996 through 1998. He has served as a director of the corporation and the bank since 1996.

Darwin A. Nissley   Mr. Nissley (age 45) is a farmer and partner
                 in Nissley Brothers. He has served as a director of the corporation and the bank since 1999.

Current Class B Directors (to serve until 2004)

Carl R. Hallgren   Mr. Hallgren (age 65) is an attorney-at-law.
                 He is part-owner and Treasurer of the law firm of Morgan, Hallgren, Crosswell & Kane, P.C., in Lancaster, Pennsylvania, where he practices law. Mr. Hallgren is also director and Vice President of Conestoga Financial Corporation (a title insurance company); director, Vice President of Conestoga Title Insurance Company; and director and Treasurer of Seven Hundred North Duke Abstract, Inc. He has served as a director and as Secretary of the corporation since 1986 and as a director of the bank since 1971. He has also provided legal services to the bank since 1979.

David G. Heisey   Mr. Heisey (age 69) is the President and owner
                 of David G. Heisey, Inc., a building contractor in Elizabethtown, Pennsylvania. He is also President and part-owner of Timber Villa, Inc., a retirement community. Mr. Heisey has served as a director of the corporation since 1986 and as a director of the bank since 1977.

Lloyd C. Pickell   Mr. Pickell (age 56) is a self-employed public
                 accountant in Manheim, Pennsylvania. He is also Secretary and Controller for J. B. Hostetter & Sons, Inc. and Secretary and Treasurer of Grandview Meadows, Inc. He has been a director of the corporation since 2001.

Daniel H. Raffensperger   Mr. Raffensperger (age 68) is the
                 President, part-owner and Chairman of the Board of The Continental Press, Inc., a publisher located in Elizabethtown, Pennsylvania. Mr. Raffensperger has been a director of the corporation and the bank since 1992.

Class C Directors (to serve until 2005)

William E. Eby   Mr. Eby (age 66) now retired, served as the
                 President and Chief Executive Officer of the corporation from 1986 through 1998 and of the bank from 1984 through 1998. He has been a member of the corporation's Board of Directors since 1986 and of the bank's Board of Directors since 1985.

Benjamin W. Piersol, Jr.   Mr. Piersol (age 50) is a pharmacist
                 and is the Vice President and co-owner of Sloan's Pharmacy, Inc., a chain of pharmacies located in Northwest Lancaster County. He also serves as a director and Chairman of the Board of Scriptfast Inc. Mr. Piersol became a director of the corporation and the bank in 1996.

Donald H. Wolgemuth   Mr. Wolgemuth (age 67) now retired, is a
                 partner of Donegal Producers, an organization engaged in renting and developing land in Lancaster County since 1996. Mr. Wolgemuth has served as a director and as Chairman of the Board of the corporation since 1986, as Chairman of the Board of the bank since 1979, and as a director of the bank since 1967. He is authorized to attend the meetings of all committees of the Boards of Directors of the corporation and the bank.

Committees of the Board of Directors
____________________________________

     During 2002, the corporation's and the bank's Boards of Directors maintained ten standing committees. The function of each of these committees is described below. Neither the corporation nor the bank maintains a nominating committee.

     The bank's ASSET & LIABILITY MANAGEMENT INVESTMENT COMMITTEE makes recommendations to the Board of Directors concerning the investment of bank funds, monitors asset/liability management policies, manages earnings, liquidity and interest rate risk, and advises the Board of Directors on trends and related risks.

     The bank's AUDIT COMMITTEE makes recommendations to the Board of Directors concerning the audit of the entire bank's operations. The Audit Committee is governed by a written charter.

     The bank's COMPLIANCE COMMITTEE monitors procedures and documents for compliance with government regulations, evaluates regulatory changes, and monitors compliance functions in anticipation of regulatory examinations.

     The bank's TECHNOLOGY COMMITTEE monitors the electronic data processing systems in the bank's operations and procedures and makes recommendations for system enhancements to the Board of Directors.

     The bank's HUMAN RESOURCES COMMITTEE makes recommendations to the Board of Directors concerning the salaries and benefits of directors, officers and employees of the bank. In addition, since the Stock Incentive Plan Committee was rolled into the Human Resources Committee starting in 1998, the Human Resources Committee has administered the corporation's stock incentive plans.

     The bank's CREDIT COMMITTEE advises and makes recommendations to the officers and directors of the bank concerning the loan functions of the bank.

     The bank's PROPERTY & BUILDING COMMITTEE reviews bank facilities for needed maintenance and to advise the Board of Directors on construction projects for the bank.

     The corporation's STRATEGIC PLANNING COMMITTEE reviews, analyzes and presents recommendations to the Board of Directors regarding the corporation's and bank's strategic plan.

     The bank's TRUST COMMITTEE provides general supervision over all trust accounts held in the bank's Trust Department and reviews all new and closed trust accounts.

     The bank's TRUST INVESTMENT COMMITTEE advises and makes recommendations to the Board of Directors concerning the investment and disposition of all funds held in a fiduciary capacity by the bank's Trust Department.

             Committees of the Boards of Directors
                    as of December 31, 2002


COMMITTEE             MEMBERS ON COMMITTEE (1)       Meetings
                                                     Held in 2002
___________________   ____________________________   ____________
ASSET & LIABILITY     Clement M. Hoober, Chairperson      4
MANAGEMENT INVESTMENT Daniel H. Raffensperger
                      Darwin A. Nissley
                      Michael A. Frey
                      Mark D. Gainer
                      Carl R. Hallgren
                      Lloyd C. Pickell
                      Richard H. Steltzer
                      Dwight N. Kreiser
                      J. Mark Poliski
                      Daniele L. Neff

AUDIT                 Benjamin W. Piersol,
                           Jr., Chairperson               6
                      Franklin R. Eichler
                      David G. Heisey
                      Darwin A. Nissley
                      Lloyd C. Pickell

COMPLIANCE            Evelyn I. Dehmey, Chairperson       4
                      Stephen D. Garber
                      Cheryl A. Glass
                      Malinda B. Groff
                      Lisa A. Halbleib
                      Cheri C. Leiphart
                      J. Mark Poliski
                      Clement M. Hoober
                      Richard H. Steltzer


COMMITTEE             MEMBERS ON COMMITTEE (1)       Meetings
                                                     Held in 2002
___________________   ____________________________   ____________

TECHNOLOGY            Stephen D. Garber, Chairperson      1
                      Mark D. Gainer
                      Daniel H. Raffensperger
                      G. Scott Eshleman
                      Clement M. Hoober
                      Lloyd C. Pickell

HUMAN RESOURCES       Franklin R. Eichler,
                           Chairperson                    6
                      David G. Heisey
                      Benjamin W. Piersol, Jr.
                      Daniel H. Raffensperger
                      Mark D. Gainer, Ex Officio
                      R. Michael Mohn, Ex Officio

CREDIT                J. Mark Poliski, Chairman           49
                      Franklin R. Eichler
                      Mark D. Gainer
                      Michael L. Maurer
                      David A. Bernot
                      Laura E. Kemmick, Ex Officio
                      John C. Boyer, Jr.
                      Stephen D. Staman
                      Donald H. Wolgemuth

PROPERTY & BUILDING   David G. Heisey, Chairperson        3
                      William E. Eby
                      Richard K. Frey
                      Darwin A. Nissley
                      Mark D. Gainer
                      Thomas C. Mayer

STRATEGIC PLANNING    Mark D. Gainer, Chairperson         2
                      Franklin R. Eichler
                      Michael A. Frey
                      Clement M. Hoober
                      Benjamin W. Piersol, Jr.
                      Donald H. Wolgemuth

GENERAL TRUST         Donald H. Wolgemuth, Chairperson    12
                      Mark D. Gainer, Vice Chairperson
                      Carl R. Hallgren
                      William E. Eby
                      Daniel C. Gohn
                      Daniel H. Raffensperger
                      Robert S. Luttrell, Ex Officio
                      Charles R. Starr, Secretary/ Ex Officio

TRUST INVESTMENT      Robert S. Luttrell, Chairperson     0
                      Michael A. Frey
                      Mark D. Gainer
                      Charles R. Starr

(1) As Chairman of the Board, Donald H. Wolgemuth is authorized to attend all committee meetings.

Report of the Audit Committee
_____________________________

     The Audit Committee ("Committee") oversees the Corporation's financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities, a copy of which is attached as Appendix B. On February 13, 2003, the Audit Committee and Directors revised the Charter to incorporate some of the Audit Committee's new responsibilities under the Sarbanes-Oxley Act of 2002, and for other reasons.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Corporation including the matters in written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting. To the extent practicable, the Corporation has established appropriate policies and procedures to comply with requirements of the Sarbanes-Oxley Act of 2002. The Committee held six meetings during fiscal year 2002 in addition to reviewing the quarterly results with the independent auditors prior to press release.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also approved the selection of the Corporation's independent auditors for 2003.

     Aggregate fees billed to the corporation and the bank by Beard Miller Company LLP, the independent auditors for the corporation, for services rendered during the year ended December
31, 2002 were as follows:

            Audit                          $50,051

            Financial Information
            Systems Design and
            Implementation Fees                 --


            All Other Fees                $  6,169

     The committee considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee is comprised of five directors, all of whom are considered "independent" as defined in the National
Association of Securities Dealers (NASD) listing standards.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended except to the extent that the corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The foregoing report has been furnished by the current members of the Audit Committee.

                 Members of the Audit Committee
                 ______________________________
              Benjamin W. Piersol, Jr., Chairperson
                        Franklin R. Eichler
                          David G. Heisey
                          Lloyd C. Pickell
                         Darwin A. Nissley

Cash Compensation of Directors
______________________________

     Directors receive no remuneration for attendance at meetings of the Board of Directors of the corporation. Each outside director of the bank received, in 2002, $350 for each Board Meeting, $161 for each committee meeting attended or special assignment, and a $4,634 annual retainer. In addition to the foregoing fees, Donald H. Wolgemuth, Chairman of the Board, received fees of $8,829 for his services in 2002 as Chairman. In the aggregate, directors received approximately $138,209 for all Board of Directors' meetings and committees meetings attended in 2002, including all retainers and the fees paid to the Chairman and Vice Chairman.

1999 Independent Directors Stock Option Plan
____________________________________________
     In 1999, the Board of Directors reserved 66,150 shares of common stock, as adjusted for stock dividends, for issuance under the1999 Independent Directors Stock Option Plan, and shareholders approved the plan at the 1999 Annual Meeting of Shareholders.
The purposes of the plan are as follows:

     * To advance the development, growth and financial condition of the corporation and the bank by providing additional incentives to non-employee members of the Board of Directors of the corporation by encouraging them to acquire stock ownership in the corporation;
     * To secure, retain and motivate non-employee directors of the corporation; and
     * To align the interests of non-employee directors with the interests of shareholders, including the interest in the appreciation of the corporation's stock.

     Persons eligible to receive awards under the plan are those directors who are not employees of either the corporation or its
subsidiaries.   Under the plan, each non-employee director is
granted options to purchase 1,102 shares of common stock, as adjusted for stock dividends, at each annual organization meeting of the Board following the corporation's Annual Meeting of Shareholders. Accordingly, on April 24, 2002, the corporation granted each of nine independent directors options to purchase
1,102 shares of common stock.   The exercise price is the fair
market value of the common stock at the time of grant, or $15.45. The recipient may exercise these stock options at any time during the 10-year period from the date of grant, subject to his or her continued service to the corporation or bank. The number of shares issuable under the plan may be adjusted for stock splits, stock dividends and other capital changes.

Procedure for Nominating Directors
__________________________________

     The corporation does not have a nominating committee. The entire Board of Directors selects nominees for the position of director. A shareholder who desires to nominate an individual for director should submit a proposal in writing to the Secretary of the corporation, in accordance with Section 10.1 of the corporation's bylaws, not less than 60 days prior to the date of any meeting of shareholders called for the election of directors. The nominating shareholder must include in the proposal certain information listed in Section 10.1 of the bylaws, as follows:

     *    The name and address of each proposed nominee;
     *    The age of each proposed nominee;
     *    The principal occupation of each proposed nominee;
     * The number of shares of the corporation owned by each proposed nominee;
     * The total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;
     * The name and residence address of the notifying shareholder; and
     * The number of shares of the corporation owned by the notifying shareholder.

     You may obtain a copy of the corporation's bylaws by writing to Carl R. Hallgren, Secretary, Union National Financial
Corporation, P.O. Box 567, 101 East Main Street, Mount Joy,
Pennsylvania 17552.

Executive Officers of the Corporation
_____________________________________

     The following table sets forth selected information, as of March 24, 2003, about the executive officers of the corporation, each of whom is elected by the Board of Directors annually and each of whom holds office at the discretion of the Board of Directors, except that certain officers have employment agreements with the corporation. See "Executive Compensation - Employment Contracts" below.

                                Bank        Number of
                        Held   Employee   Shares Bene-
Name and Position       Since   Since   ficially Owned (1)    Age
____________________    _____ _________  __________________   ___
Mark D. Gainer,         1999(3) 1976          38,288(2)        48
President/Chief
Executive Officer

Clement M. Hoober,      1991/   1988          18,620(2)        47
Chief Financial Officer/1998(4)
Treasurer

Charles R. Starr,       1991    1970           4,801(5)        56
Insider Trading
Compliance Officer

Michael A. Frey,        1999    1998          20,476(2)        38
Vice President
_______________________

(1)  Rounded to the nearest whole share.  The securities
"beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March
24, 2003. However, options granted on December 12, 2002, under the 1997 Stock Incentive Plan, which become exercisable on June
12, 2003, are also included. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  For information on nature of ownership, please refer to
"Principal Ownership of the Corporation's Stock by Principal
Shareholders and Management   Share Ownership by the Directors,
Executive Officers and Nominees" above.

(3) Prior to his appointment as President/CEO, Mr. Gainer had served as Vice President of the corporation since 1986.

(4) Mr. Hoober has served as Chief Financial Officer since 1991 and as Treasurer since 1998.

(5) Includes 2,546 shares held jointly with his spouse and options to purchase 2,255 shares.

                    EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation paid to the following individuals for all services to the corporation and the bank for the 2002, 2001, and 2000 fiscal years:

     *    The Chief Executive Officer, and
     * The other four most highly compensated executive officers of the corporation and the bank, to the extent each person's total annual salary and bonus exceeded $100,000 for the 2002 fiscal year.

                   SUMMARY COMPENSATION TABLE

                      Annual Compensation
                      ___________________

                                                        Other
Name and                                                Annual
Principal                   Salary          Bonus    Compensation
Position            Year     ($)             ($)         ($)
___________________ ____ _____________  ____________ ____________

Mark D. Gainer,     2002  177,906(11)     33,938(1)       -
President/Chief     2001  160,675         33,900(1)       -
Executive Officer   2000  149,533             -           -
of the corporation
and the bank

Michael A. Frey,    2002  141,001(11)     14,210(2)       -
Vice President of   2001  126,796         31,751(2)       -
the corporation;    2000  119,718             -           -
Executive Vice
President/ Chief
Operating Officer
of the bank

Clement M. Hoober,  2002  111,086(11)     15,913(3)       -
Chief Financial     2001  105,745         19,072(3)       -
Officer/Treasurer   2000   97,230          4,750(4)       -
of the corporation;
Senior Vice President
/Chief Financial
Officer of the bank

                    Long-Term Compensation
                    ______________________

                      Awards                  Payouts
                      ______                  _______

                                Securities
Name and            Restricted  Underlying
Principal             Stock      Options/     LTIP     All other
Position             Award(s)      SARs      Payouts Compensation
                       ($)         (#)         ($)       ($)
___________________ __________ _____________ _______ ____________

Mark D. Gainer,         -         3,000(5)      -      17,442(8)
President/Chief         -        10,000(5)      -      16,258(8)
Executive Officer       -         5,000(5)      -      13,799(8)
of the corporation
and the bank

Michael A. Frey,        -         2,250(6)      -      14,166(9)
Vice President of       -         7,500(6)      -      14,004(9)
the corporation;        -         2,500(6)      -      11,012(9)
Executive Vice
President/ Chief
Operating Officer
of the bank

Clement M. Hoober,      -         2,250(7)      -      11,425(10)
Chief Financial         -         5,000(7)      -      11,182(10)
Officer/Treasurer       -         2,500(7)      -       9,427(10)
of the corporation;
Senior Vice President
/Chief Financial
Officer of the bank

_______________________


(1)  For 2002, includes $21,700 under the 2002 Management
Incentive Plan earned in 2002, but paid in 2003 and a discretionary bonus of approximately $12,238. For 2001, includes
$27,150 under the 2001 Management Incentive Plan earned in 2001, but paid in 2002, a service award of $250 and a discretionary stock bonus of approximately $6,500.

(2)  For 2002, includes $14,210 under the 2002 Management
Incentive Plan earned in 2002, but paid in 2003. For 2001, includes $15,000 as a discretionary bonus in 2001, as well as a $16,751 bonus under the 2001 Management Incentive Plan earned in 2001, but paid in 2002.


(3) For 2002, Includes $5,000 as a discretionary bonus in 2002, as well as a $10,913 bonus under the 2002 Management Incentive
Plan earned in 2002, but paid in 2003. For 2001, includes $5,000 as a discretionary bonus in 2001, as well as a $14,072 bonus under the 2001 Management Incentive Plan earned in 2001, but paid in 2002.

(4)  Discretionary Board Bonus.

(5) On December 14, 2000, the corporation granted Mr. Gainer options to purchase 5,000 shares at the exercise price of $12.10.
These options are currently exercisable. On December 13, 2001, the corporation granted Mr. Gainer options to purchase 10,000 shares at the exercise price of $13.73. These are also exercisable. On December 12, 2002, the corporation granted Mr.
Gainer options to purchase 3,000 shares at an exercise price of $16.90. These will become exercisable on June 12, 2003. The term of all options is ten years.

(6) On December 14, 2000, the corporation granted Mr. Frey options to purchase 2,500 shares at the exercise price of $12.10.
These options are currently exercisable. On December 13, 2001, the corporation granted Mr. Frey options to purchase 7,500 shares at the exercise price of $13.73. These are also exercisable. On
December 12, 2002, the corporation granted Mr. Frey options to purchase 2,250 shares at an exercise price of $16.90. These will become exercisable on June 12, 2003. The term of all options is ten years.

(7) On December 14, 2000, the corporation granted Mr. Hoober options to purchase 2,500 shares at the exercise price of $12.10.
 These options are currently exercisable. On December 13, 2001, the corporation granted Mr. Hoober options to purchase 5,000 shares at the exercise price of $13.73. These are also exercisable. On December 12, 2002, the corporation granted Mr.
Hoober options to purchase 2,250 shares at an exercise price of $16.90. These will become exercisable on June 12, 2003. The term of all options is ten years.

(8) Includes life insurance premiums amounting to $508 in 2002, $413 in 2001 and $396 for 2000 (premium cost of $300,000 for
2002, $275,000 for 2001, and a $150,000 term life policy for
2000). Also includes premiums for long-term disability insurance amounting to $312 in 2002 and 2001 and $336 in 2000; and $1,122
in 2002, $995 in 2001, and $832 in 2000 for short-term disability insurance. Also includes employer's contributions to the 401(k)
Profit Sharing Plan of $15,500 for 2002, $14,538 for 2001, and
$12,235 for 2000.

(9) Includes life insurance premiums amounting to $508 for 2002, $434 for 2001, and $396 for 2000 (premium cost of $300,000 term life insurance for 2002 and 2001, and a $150,000 term life policy for 2000). Also includes premiums for long-term disability insurance amounting to $312 in 2002, $254 in 2001, and $210 in 2000; and $889 in 2002, $788 in 2001 and $709 in 2000 for short-
term disability insurance. Also includes employer's contributions to the 401(k) Profit Sharing Plan of $12,457 for 2002, $12,528 for 2001, and $9,697 for 2000.

(10) Includes life insurance premiums amounting to $508 for 2002, $434 for 2001, and $396 for 2000 (premium cost of $300,000 term life insurance for 2002 and 2001, and a $150,000 term life policy for 2000). Also includes premiums for long-term disability insurance amounting to $286 in 2002, $241 in 2001, and $210 in 2000; and $747 in 2002, $662 in 2001 and $599 in 2000 for
short-term disability insurance. Also includes employer's contributions to the 401(k) Profit Sharing Plan of $9,884 for 2002, $9,845 for 2001, and $8,222 for 2000.

(11) Includes accrual of paid time off. As determined by the Human Resources Committee, Mr. Gainer's base salary for 2002 was
$175,000;  Mr. Frey's base salary for 2002 was $140,005; and Mr.
Hoober's base salary for 2002 was $110,008.

Option Grants in Fiscal Year 2002
_________________________________

     We present below information about any stock options which the corporation granted the executives named in the "Summary
Compensation Table" during 2002.


              OPTION/SAR GRANTS IN FISCAL YEAR 2002
                       INDIVIDUAL GRANTS
                       _________________

                                                       Potential
                                                      Realizable
                                                        Value at
                                                        Assumed
                                                     Annual Rates
                                                        of Stock
                                                          Price
                                                     Appreciation
                                                      for Option
                  Individual Grants                      Term(2)
                  _________________                  ____________

         Number of  % of Total
        Securities Options/SARs
        Underlying  Granted to  Exercise
         Options/  Employees in  or Base Expiration  5%    10%
       SARs Granted   Fiscal      Price     Date     ($)   ($)
Name      (#)        Year (1)     ($/Sh)
______ ____________ ___________ ________ _________ _____ _______
Mark D.
Gainer    3,000(1)    12.5%       16.90   12/12/12 31,885 80,803

Michael
A. Frey   2,250(1)     9.4%       16.90   12/12/12 23,914 60,602

Clement
M. Hoober 2,250(1)     9.4%       16.90   12/12/12 23,914 60,602
____________________________


(1) Options were granted on December 12, 2002, and will become exercisable on June 12, 2003.

(2) The fair market value of the common stock on the date of grant was $16.90.

Option Exercises in 2002 and Year-End Option Values
___________________________________________________

     The following table sets forth certain information relating to stock options held by the executives named in the Summary
Compensation Table.


       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
            AND FISCAL YEAR-END OPTION/SAR(1) VALUES
            ________________________________________
                                     Number of
                                     Securities    Value of
                                     Underlying    Unexercised
                 Shares              Unexercised   in-the-Money
                 Acquired            Options/SARs  Options/SARs
                 On         Value    at FY-End (#) at FY-End ($)
                 Exercise   Realized Exerciseable/ Exercisable/
Name             (#)        ($)      Unexercisable Unexercisable
_______________  ________  _________ _____________ _____________

Mark D. Gainer        0        0      32,054/3,000   50,075/0(2)

Michael A. Frey       0        0      18,006/2,250   32,025/0(2)

Clement M. Hoober   300    1,440      16,017/2,250   25,038/0(2)
________________


(1) An "SAR" is a stock appreciation right. The bank has not granted any SAR's.

(2) The fair market value of the corporation's common stock was $16.53 per share as of December 31, 2002.

Equity Compensation Plan Information
____________________________________

     The following table summarizes our equity compensation plan information as of December 31, 2002. Information is included for both equity compensation plans approved by Union National
Financial Corporation shareholders and equity compensation plans not approved by Union National Financial Corporation shareholders.

                                                 Number of shares
                                                   available for
                                                  future issuance
                                                   under equity
                                                   compensation
           Number of shares                            plans
          to be issued upon   Weighted-average      (excluding
             exercise of          price of           securities
Plan     outstanding options, outstanding options, reflected in
Category warrants and rights  warrants and rights   column (a))
________ ___________________  ____________________ ______________
Equity        207,745(1)             $15.31           32,991(1)
compensation
plans approved
by  the
corporation's
shareholders

Equity             -                    -                -
compensation
plans not
approved by the
corporation's
shareholders

Totals       __________              ______         ___________
              207,745                $15.31           32,991
(1)  Relates to shares to be issued or authorized for issuance under the 1997 Employee Stock Purchase Plan and the 1997
Incentive Director Stock Option Plan.

401(k) Profit Sharing Plan
__________________________

     The corporation does not have a retirement or pension plan. The bank, however, has a 401(k) Profit Sharing Plan, which replaced the prior non-contributory Employee Profit Sharing Retirement Trust Fund in 1999. The 401(k) plan is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974. An employee is generally eligible to participate in the plan after one year of employment in which he or she has completed at least 1,000 "hours of service," but as of January 1, 2001, the plan was amended to exclude all fully commissioned team members as participants. A separate account is maintained within the plan for each participant. Any eligible employee may elect to contribute certain portions of salary, wages, bonuses or other direct compensation to the plan. Each year, the bank contributes to the plan an amount of matching contributions, at its discretion. The bank also makes annual nonelective contributions to the plan at its discretion and subject to profitability. As in the prior plan, a participant's interest in the plan vests in 20% increments over a five-year period, except for amounts deferred by the employee, which are immediately 100% vested. Also, when a participant attains the retirement age of 59 1/2, all amounts are 100% vested. A participant's retirement benefit is essentially his or her accumulated vested account balance.

     The bank's expense related to contributions to the plan amounted to $293,103 for 2002, $277,943 for 2001 and $227,451 for
2000.  In 2002 and 2001, the bank paid $ 8,473 and $7,336
respectively, for administrative expenses for the 401(k) plan. Mr. Gainer has 26 years of credited service under the plan, Mr. Frey has 4 years of credited service, and Mr. Hoober has 14 years of credited service.

Employment Contracts
____________________

     On January 1, 1999, the corporation, the bank and Mr. Mark
D. Gainer entered into an employment agreement. The agreement provides that Mr. Gainer serve as President and Chief Executive Officer of the corporation and the bank starting January 1, 1999, and defines Mr. Gainer's position, duties, compensation and benefits. The employment agreement has a term of five years, which term renews automatically for two additional successive five-year terms unless the corporation gives written notice of nonrenewal. The agreement also contains non-competition and confidentiality provisions.

     Mr. Gainer's current annual base salary under the agreement is $175,000. The corporation or the bank may increase the base salary from time to time. In addition, the corporation or the bank may periodically pay a bonus to Mr. Gainer. Mr. Gainer is also entitled to receive customary employee benefits made available to employees of the bank.

     Mr. Gainer will be entitled to 2.99 times the sum of his highest annual base salary under the agreement and the average of his annual bonuses for the last three calendar years, payable in 36 equal monthly installments, if:

     * Mr. Gainer terminates his employment for "good reason," as defined in the agreement;

     * The corporation or bank terminates Mr. Gainer's employment "without cause," as defined in the agreement, and absent a change in control of the corporation; or

     * Mr. Gainer's employment is terminated as the result of a change in control of the corporation.

In addition, for a period of three years, or until Mr. Gainer secures similar benefits through other employment, he will continue to receive his prior regular benefits, including life and health insurance. Also, with certain conditions, he will receive additional retirement benefits the same as had his employment continued through the remaining employment term.

     If Mr. Gainer's employment is terminated due to disability, he will be entitled to a benefit consisting of 70% of the following amount: his highest annual base salary under the agreement together with the average of his annual bonuses for the last three calendar years. Amounts payable under any disability plan of the corporation or the bank will be subtracted from the amount due. He will also continue to receive his regular employee benefits. These disability benefits will cease upon Mr. Gainer's return to employment, his death or his turning 65.
     If the corporation or bank terminates Mr. Gainer's employment "for cause," as defined in the agreement, all of his rights under the agreement will cease.

     Michael A. Frey entered into a Change of Control Agreement with the bank on August 2, 2001. The agreement was effective as of August 2, 2001, and will continue until either party gives the other written notice of termination of employment. If a change of control in the bank occurs and Mr. Frey's employment is terminated, other than "for cause," within six months after the date of the change in control, Mr. Frey will be entitled to receive a payment of 24 months of his current annual salary, paid
biweekly.    The agreement also contains a non-competition
provision.

     Clement M. Hoober entered into a Change of Control Agreement with the bank on May 29, 2001. The agreement was effective as of May 29, 2001, and will continue until either party gives the other written notice of termination of employment. If a change of control in the bank occurs and Mr. Hoober's employment is terminated, other than "for cause," within six months after the date of the change in control, Mr. Hoober will be entitled to receive a payment of 24 months of his current annual salary, paid
biweekly.    The agreement also contains a non-competition
provision.

Compensation Committee Report on Executive Compensation
_______________________________________________________

     The Board of Directors of the corporation is responsible for the governance of the corporation and its subsidiary, the bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the corporation's shareholders, customers and the communities served by the corporation and the bank. To accomplish the strategic goals and objectives of the corporation, the Board of Directors engages competent persons who undertake to reach these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. The bank provides compensation to the employees of the corporation and the bank.

     The fundamental philosophy of the corporation's and the bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The Human Resources Committee, comprised of the four outside directors, listed below, fulfills the function of a Compensation Committee and administers the compensation program. The objectives of the committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the corporation. Management believes that this policy will improve profitability, increase dividends to the corporation's shareholders and increase the appreciation in the market value of shares.

     Subject to the Board's approval, the Human Resources Committee determines general guidelines for the compensation of all officers of the corporation and the bank. Actual compensation for each officer is based on a performance review conducted by their supervisor. The Human Resources Committee, subject to the Board's approval, determines the Chief Executive Officer's, the Executive Vice President's and the Senior Vice President - Chief Financial Officer's compensation. The Board of Directors annually reviews the recommen-dations of the Human Resources Committee on compensation of the corporation's and bank's top executives. During 2002, the Board approved all such recommendations. As a guideline for review in determining base salaries, the committee uses information composed of outside, independent compensation surveys. Various peer companies are provided for a comparison basis including detailed job descriptions of the officers which are used to properly match survey results. The peer groups include banks ranging from $200 million to $500 million in assets, and a regional peer group that includes south central Pennsylvania banks. These peer groups are different than the peer group used for the "Shareholder Return Performance Graph" which appears below. The peer group on the performance chart includes bank holding companies and banks listed on NASDAQ which may not be located in Pennsylvania. The committee refers to Pennsylvania peer group banks because of common industry issues and competition for the same executive talent group.

Chief Executive Officer Compensation
____________________________________

     The Board of Directors determined that the Chief Executive Officer's 2002 base salary of $175,000, representing an increase over his 2001 salary of 10.9%, was appropriate based on the committee's subjective determination, after review of all information deemed relevant, including the corporation's and bank's financial performance. There was, however, no direct correlation between the salary increase and these criteria, nor was any specific weight given to an individual criterium.

Executive Officers
__________________

     In 2002, the Board of Directors increased the total compensation of the corporation's and the bank's executive officers by approximately 8.6% over 2001 compensation, which percentage excludes officers who were not regular full-time employees. Compensation increases were determined by the Human Resources Committee based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives and, in some cases, on changes in the individual's position and duties. In determining whether strategic goals have been achieved, the Board of Directors considers, among numerous factors, the corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees' compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, it deems relevant.

     Total compensation opportunities available to the employees of the bank are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the bank's success. Individuals are reviewed annually on a calendar year basis. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry. Through these compensation policies, the corporation strives to meet its strategic goals and to provide compensation that is fair and meaningful to its employees.

                    Human Resources Committee
                    _________________________

                       Franklin R. Eichler
                         David G. Heisey
                      Benjamin W. Piersol, Jr.
                      Daniel H. Raffensperger

Compensation Committee Interlocks and Insider Participation
___________________________________________________________

     The Human Resources Committee, which functions as the Compensation Committee, makes recommendations to the Board of Directors concerning the compensation of employees. The membership of this committee includes only outside directors. Mark D. Gainer, President and Chief Executive Officer, is an ex officio member of the Human Resources Committee, but does not participate in his own review or vote on his own salary increases. R. Michael Mohn, Vice President, Human Resources Manager is also an ex officio member of the Human Resources Committee.

                     [INTENTIONALLY LEFT BLANK]

Shareholder Return Performance Graph
____________________________________

     The line graph below provides an indicator of cumulative total shareholder return on the corporation's common stock as compared with the S&P 500 Stock Index, the Mid-Atlantic Customer Peer Group and the 2002 Custom Peer Group, for the period of five fiscal years commencing January 1, 1998, and ending December 31, 2002. The graph shows the cumulative investment return, based on the assumption that a $100 investment was made on December 31, 1997, in each of the corporation's common stock, the S & P 500 Stock Index, the 2002 Custom Peer Group Index and the Mid-Atlantic Customer Peer Group. We computed these total returns based on the assumption that all dividends are reinvested in the stock. The shareholder return shown on the graph below is not necessarily indicative of future performance.

         Comparison of Five Year Cumulative Total Return
         _______________________________________________

                             [GRAPHIC]

[The following is a description of the Performance Graph in a tabular format.]

                                     Period Ending
            _____________________________________________________
Index       12/31/97 12/31/98 12/31/99 12/31/00 12/31/01 12/31/02
_________________________________________________________________
Union
National
Financial
Corporation  100.00   85.56    80.50     63.43   75.21     92.46


S&P 500      100.00  128.55   155.60    141.42  124.63     96.95

Mid-Atlantic
Custom Peer
Group*       100.00  110.71    96.37     85.44  104.28    132.79

2002 Custom
Peer Group** 100.00  104.54    92.32     80.52   93.47    115.75

* Includes banks under $1 billion in total assets located in Pennsylvania, Maryland, New York and New Jersey.
**  The Custom Peer Group Index includes the following companies:
ACNB Corporation, First Chester County Corporation, Leesport
Financial Corp., Franklin Financial Services Corporation, Ephrata
National Bank, Orrstown Financial Services, Inc., Peoples First,
Inc., DNB Financial Corporation, Juniata Valley Financial
Corporation, Mid Penn Bancorp, Inc., Codorus Valley Bancorp,
Inc., and Tower Bancorp, Inc. These companies were selected based on three criteria: total assets, market capitalization, and headquarters located in Central Pennsylvania.

Preceeding graph provided by SNL Financial LC (C) 2003

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth in the paragraphs immediately below, the corporation and the bank have not been involved in any material transactions since January 1, 2002, in which any director or executive officer of the corporation or the bank, any beneficial owner of more than 5% of the common stock of the corporation or any associate of such persons had a material interest. The corporation and the bank have engaged in, and intend to continue to engage in, banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the corporation and the bank.

     Total loans outstanding from the corporation and the bank at December 31, 2002, to the corporation's and the bank's officers and directors as a group and to members of their immediate families and companies in which they had an ownership interest of 10% or more was $4,962,000 or approximately 19% of the total equity capital of the bank. These loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 24, 2003, to the above described group was $ 4,696,000.

     In addition, the law firm Morgan, Hallgren, Crosswell & Kane, P.C., of which Carl R. Hallgren is a greater than 10% shareholder and at which Mr. Hallgren is employed as an attorney, provides routine legal services to the corporation and bank at its customary fee schedule. The amount of fees paid by the corporation and the bank to the law firm in 2002 accounted for less than 5% of the law firm's gross revenues for 2002. The corporation and the bank intend to continue to hire this firm for legal services in the future.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the corporation's directors, executive officers and shareholders owning in excess of 10% of the corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the corporation with the Securities and Exchange Commission (SEC). SEC regulations require that these reporting persons furnish the corporation with copies of all Section 16(a) forms which they file. Based on a review of copies of such reports received by it, and on written representations of certain reporting persons that no Forms 5 were required, the corporation believes that the reporting persons complied with all such
Section 16(a) filing requirements in a timely fashion.

                        LEGAL PROCEEDINGS

     In the opinion of the management of the corporation and the bank, there are no proceedings pending that involve the corporation or the bank, which, if determined adversely to them, would have a material effect on their undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the corporation and the bank. In addition, to management's knowledge, no government authorities have initiated, threatened to initiate, or contemplated any material legal actions against the corporation or the bank.


                      INDEPENDENT AUDITORS

    The Board of Directors has appointed Beard Miller Company LLP, as the corporation's independent auditors for its 2003 fiscal year. Beard Miller Company LLP, also served as the corporation's independent auditors for the 2002 fiscal year. Beard Miller Company LLP, has informed the corporation that none of its members has any financial interest in the corporation or the bank. A representative from the firm will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement, if the representative desires to do so. The representative is expected to be available to respond to appropriate questions.

        SHAREHOLDER PROPOSALS AT THE 2004 ANNUAL MEETING

     Any shareholder who, in accordance with the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2004 Annual Meeting of Shareholders, including nominations for directors, must deliver the proposal in writing to the President of Union National Financial Corporation at its principal executive offices, 101 East Main Street, Mount Joy, Pennsylvania 17552, no later than
December 2, 2003.

     Also, if the corporation does not receive timely notice of a shareholder proposal, the proxy holders at the 2004 Annual Meeting may vote against the proposal at their discretion. Under the corporation's bylaws, a different timeliness provision applies to nominations for directors. These must be submitted not less than 60 days prior to the date of the Annual Meeting. See "Management - Procedure for Nominating Directors" above.

                          OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders. If any matters are properly presented, the persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.


                     ADDITIONAL INFORMATION

     We are enclosing a copy of the corporation's annual report with this proxy statement. In addition, any shareholder may obtain without charge a copy of the corporation's annual report on Form 10-K for its fiscal year ended December 31, 2002, including the financial statements and schedules, required to be filed with the Securities and Exchange Commission, by submitting a written request to Clement M. Hoober, Chief Financial Officer, Union National Financial Corporation, P.O. Box 567, 101 East Main Street, Mount Joy, Pennsylvania 17552.

                            APPENDIX A

              UNION NATIONAL FINANCIAL CORPORATION
         1997 STOCK INCENTIVE PLAN (AMENDED AND RESTATED)

1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the development, growth and financial condition of Union National Financial Corporation (the "Corporation") and each subsidiary thereof as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of capital stock of the Corporation so as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing ("Subsidiary").

2. Term. The Plan shall become effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), so long as the Corporation's stockholders duly approve the Plan within twelve (12) months either before or after the date of the Board's adoption of the Plan. Any and all options and rights awarded under the Plan ("Awards") before it is so approved by the Corporation's stockholders shall be conditional upon and may not be exercised before timely obtainment of such approval, and shall lapse upon the failure thereof. If the Plan is so approved, it shall continue in effect until all Awards either have lapsed or been exercised, satisfied or cancelled according to their terms under the Plan.

3. Stock. The shares of stock that may be issued under the Plan shall not exceed in the aggregate 120,000 shares of the Corporation's common stock, par value $0.25 per share (the "Stock") as authorized in 1997, as adjusted pursuant to paragraph 18 hereof, and an additional 100,000 shares authorized in 2003, as may be adjusted pursuant to paragraph 18 hereof. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued or sold under the Plan or any Award. Except as may be otherwise provided in the Plan, any Stock subject to an Award that for any reason lapses or terminates prior to its exercise as to such Stock shall become and again be available under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to issue or sell such Stock as to which such authority has not been obtained.

4. Administration. The Plan shall be administered by a committee (the "Committee") consisting exclusively of two (2) or more non-employee directors from the Board serving for such terms as determined, selected and appointed by the Board. The Board shall fill all vacancies occurring in the Committee's membership, and at any time and for any reason may add additional members to the Committee or may remove members from the Committee and appoint their successors. Except as otherwise permitted under
Section 16(b) of the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereto, a member of the Committee must be a director of the Corporation and during the year prior to commencing service on the Committee, and while a member of the Committee, was not granted or awarded any Awards, allocations or other options or rights of or with respect to Stock or any other equity securities of the Corporation or its affiliates pursuant to the Plan or any other plan of the Corporation or its affiliates which provides for grants or
awards.   A majority of the Committee's membership shall
constitute a quorum for the transaction of all business of the Committee, and all decisions and actions taken by the Committee shall be determined by a majority of the members of the Committee attending a meeting at which a quorum of the Committee is present.

The Committee shall be responsible for the management and operation of the Plan and, subject to its provisions, shall have full, absolute and final power and authority, exercisable in its sole discretion: to interpret and construe the provisions of the Plan, adopt, revise and rescind rules and regulations relating to the Plan and its administration, and decide all questions of fact arising in the application thereof; to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and Stock option purchase prices; to adopt, revise and rescind procedural rules for the transaction of the Committee's business, subject to any directives of the Board not inconsistent with the provisions or intent of the Plan or applicable provisions of law; and to make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. The Committee's determinations, decisions and actions under the Plan, including but not limited to those described above, need not be uniform or consistent, but may be different and selectively made and applied, even in similar circumstances and among similarly situated persons. Unless contrary to the provisions of the Plan, all decisions, determinations and actions made or taken by the Committee shall be final and binding upon the Corporation and all interested persons, and their heirs, personal and legal representatives, successors, assigns and beneficiaries. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5.  Awards.  Awards may be made under the Plan in the form of:
(a) "Qualified Options" to purchase Stock that are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Code, (b) "Non-Qualified Options" to purchase Stock that are not intended to qualify under Sections 421-424 of the Code, (c) Stock appreciation rights ("SARs"), or (d) "Restricted Stock". More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of any other Award, either to the same person or otherwise, or impose any obligation upon the person to whom granted to exercise the Award. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option, Non-Qualified Option, SAR, or Restricted Stock, as the case may be. Every Award made to a person (a "Recipient") shall be exercisable during his or her lifetime only by the Recipient, and shall not be salable, transferable or assignable by the Recipient except by his or her Will or pursuant to applicable laws of descent and distribution.

6. Eligibility. Persons eligible to receive Awards shall be those key officers and other management employees of the Corporation and each Subsidiary as determined by the Committee. In no case, however, shall any current member of the Committee be eligible to receive any Awards. A person's eligibility to receive Awards shall not confer upon him or her any right to receive any Awards; rather, the Committee shall have the sole authority, exercisable in its discretion consistent with the provisions of the Plan, to select when, to whom and under what facts and circumstances Awards will be made. Except as otherwise provided, a person's eligibility to receive, or actual receipt of Awards under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or its affiliates.

7. Qualified Options. In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

    (a) No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

    (b) The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

    (c) If the Recipient of a Qualified Option ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term for a period of not more than three (3) months after such cessation of employment to the extent that the Option was then and remains exercisable, unless such employment cessation was due to the Recipient's disability as defined in Section 422(e)(3) of the Code, in which case such three (3) month period shall be twelve (12) months; if the Recipient dies while employed by the Corporation or a Subsidiary, the Committee may permit the Recipient's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, thereafter to exercise such Option during its remaining term for a period of not more than twelve (12) months after the Recipient's death to the extent that the Option was then and remains exercisable; the Committee may impose terms and conditions upon and for said exercise of such Qualified Option after such cessation of the Recipient's employment or his or her death;

    (d) The purchase price of a share of Stock subject to any Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded, as determined under paragraph 13 hereof, or less than the Stock's par value.

8. Non-Qualified Options. In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

    (a) The time period during which any Non-Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

    (b) If a Recipient of a Non-Qualified Option, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term, to the extent that the Option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

    (c) The purchase price of a share of Stock subject to any Non-Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded, as determined under paragraph 13 hereof.

9. Stock Appreciation Rights. In addition to other applicable provisions of the Plan, all SARs and Awards thereof shall be under and subject to the following terms and conditions:

    (a) SARs may be granted either alone, or in connection with another previously or contemporaneously granted Award (other than another SAR) so as to operate in tandem therewith by having the exercise of one affect the right to exercise the other, as and when the Committee may determine; however, no SAR shall be awarded in connection with a Qualified Option more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

    (b) Each SAR shall entitle its Recipient to receive upon exercise of the SAR all or a portion of the excess of (i) the fair market value at the time of such exercise of a specified number of shares of Stock as determined by the Committee, over
(ii) a specified price as determined by the Committee of such number of shares of Stock that, on a per share basis, is not less than the Stock's fair market value at the time the SAR is awarded;

    (c) Upon exercise of any SAR, the Recipient shall be paid either in cash or in Stock, or in any combination thereof, as the Committee shall determine; if such payment is to be made in Stock, the number of shares thereof to be issued pursuant to the exercise shall be determined by dividing the amount payable upon exercise by the Stock's fair market value at the time of exercise;

    (d) The time period during which any SAR is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such SAR is awarded; however, no SAR connected with another Award shall be exercisable beyond the last date that such other connected Award may be exercised;

    (e) If a Recipient of a SAR, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

    (f) No SAR shall be awarded in connection with any Qualified Option unless the SAR (i) lapses no later than the expiration date of such connected Option, (ii) is for not more than the difference between the Stock purchase price under such connected Option and the Stock's fair market value at the time the SAR is exercised, (iii) is transferable only when and as such connected Option is transferable and under the same conditions, (iv) may be exercised only when such connected Option may be exercised, and
(v) may be exercised only when the Stock's fair market value exceeds the Stock purchase price under such connected Option.

10. Restricted Stock. In addition to other applicable provisions of the Plan, all Restricted Stock and Awards thereof shall be under and subject to the following terms and conditions:

    (a) Restricted Stock shall consist of shares of Stock that may be acquired by and issued to a Recipient at such time, for such or no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions or terms as shall be determined by the Committee, including but not limited to prohibitions against transfer, substantial risks of forfeiture within the meaning of Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to such time periods as determined by the Committee;

    (b) Except as otherwise provided in the Plan or the Restricted Stock Award, a Recipient of shares of Restricted Stock shall have all the rights as does a holder of Stock, including without limitation the right to vote such shares and receive dividends with respect thereto; however, during the time period of any restrictions, conditions or terms applicable to such Restricted Stock, the shares thereof and the right to vote the same and receive dividends thereon shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the Restricted Stock Award;

    (c) Each certificate issued for shares of Restricted Stock shall be deposited with the Secretary of the Corporation, or the office thereof, and shall bear a legend in substantially the following form and content:

     This Certificate and the shares of Stock hereby represented are subject to the provisions of the Corporation's Stock Incentive Plan and a certain agreement entered into between the owner and the Corporation pursuant to said Plan. The release of this Certificate and the shares of Stock hereby represented from such provisions shall occur only as provided by said Plan and agreement, a copy of which are on file in the office of the Secretary of the Corporation.

Upon the lapse or satisfaction of the restrictions, conditions and terms applicable to such Restricted Stock, a certificate for the shares of Stock free thereof without such legend shall be issued to the Recipient;

    (d) If a Recipient's employment with the Corporation or a Subsidiary ceases for any reason prior to the lapse of the restrictions, conditions or terms applicable to his or her Restricted Stock, all of the Recipient's Restricted Stock still subject to unexpired restrictions, conditions or terms shall be forfeited absolutely by the Recipient to the Corporation without payment or delivery of any consideration or other thing of value by the Corporation or its affiliates, and thereupon and thereafter neither the Recipient nor his or her heirs, personal or legal representatives, successors, assigns, beneficiaries, or any claimants under the Recipient's Last Will or laws of descent and distribution, shall have any rights or claims to or interests in the forfeited Restricted Stock or any certificates representing shares thereof, or claims against the Corporation or its affiliates with respect thereto.

11. Exercise. Except as otherwise provided in the Plan, Awards may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Award being exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in Stock at its then current fair market value, or in any combination thereof, as the Committee shall determine; provided, that if the Stock tendered as payment for a Qualified Option was acquired through the exercise of a Qualified Option, the Recipient must have held such Stock for a period not less than the holding period described in Code Section 422(a)(1). Funds received by the Corporation from the exercise of any Award shall be used for its general corporate purposes.

     The number of shares of Stock subject to an Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised rights under the Award. If a SAR is awarded in connection with another Award, the number of shares of Stock that may be acquired by the Recipient under the other connected Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised his or her SAR, and the number of shares of Stock subject to the Recipient's SAR shall be reduced by the number of shares of Stock acquired by the Recipient pursuant to the other connected Award.

     The Committee may permit an acceleration of previously established exercise terms of any Awards or the lapse of restrictions thereon as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition: (a) if the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms unless the transaction is not consummated and the agreement expires or is terminated, in which case thereafter all Awards shall be treated as if said agreement never had been executed; (b) if there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting capital stock of the Corporation, as determined by the Committee in its sole discretion, through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms; or (c) if during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total amount of shares of Stock still subject thereto for the remainder of their respective terms. If an event described in
(a), (b) or (c) occurs, the Committee shall immediately notify the Recipients in writing of the occurrence of such event and their rights under this paragraph 11.

12. Withholding. Whenever the Corporation is about to issue or transfer Stock pursuant to any Award, the Corporation may require the Recipient to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for such shares of Stock. Whenever payments are to be made in cash to any Recipient pursuant to his or her exercise of an Award, such payments shall be made net after deduction of all amounts sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements.

13. Value. Where used in the Plan, the "fair market value" of Stock or Options or rights with respect thereto, including Awards, shall mean and be determined by: (a) in the event that the Stock is listed on an established exchange, the closing price of the Stock on the relevant date or, if no trade occurred on that day, on the next preceding day on which a trade occurred,
(b) in the event that the Stock is not listed on an established exchange, but is then quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the relevant date, or (c) in the event that the Stock is not then listed on an established exchange or quoted on NASDAQ, the average of the average of the closing bid and asked quotations of the Stock for five (5) trading days immediately preceding the relevant date as reported by such brokerage firms which are then making a market in the Stock. In the event that the Stock is not listed on an established exchange, quoted on NASDAQ, and no closing bid and asked quotations are available, fair market value shall be determined in good faith by the Committee.  In the case of (b) or
(c) above, in the event that no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the relevant date on which closing bid and asked quotations are available.

14. Amendment. To the extent permitted by applicable law, the Board may amend, suspend, or terminate the Plan at any time; provided, however, that: (a) no amendment may be adopted that permits an Award to be granted to any member of the Committee;
(b) with respect to qualified options, except as specified in paragraph 18 hereof, no amendment may be adopted that will increase the number of shares reserved for Awards under the Plan, change the option price, or change the provisions required for compliance with Section 422 of the Code and regulations issued thereunder. The amendment or termination of this Plan shall not, without the consent of the Recipients, alter or impair any rights or obligations under any Award previously granted hereunder.

     In addition and subject to the foregoing, the Committee may prescribe other or additional terms, conditions and provisions with respect to the grant or exercise of any or all Awards as the Committee may determine necessary or appropriate for such Awards and the Stock subject thereto to qualify under and comply with all applicable laws, rules and regulations, and changes therein, including but not limited to the provisions of Sections 421 and 422 of the Code and Section 16 of the Securities Exchange Act of 1934, as amended. Without limiting the generality of the preceding sentence, each Qualified Option, and any SAR awarded in connection therewith, shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify such Option, or connected Option and SAR, as an incentive stock option under
Section 422 of the Code, including but not limited to the following provisions:

    (i) the aggregate fair market value, at the time such Option is awarded, of the Stock subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the Recipient during any calendar year under the Plan and any other plans of the Corporation or its affiliates, shall not exceed $100,000.00; and

    (ii) No Qualified Option, or any SAR in connection therewith, shall be awarded to any person if at the time of such Award, such person owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or its affiliates, unless at the time such Option or SAR is awarded the Stock purchase price under such Option is at least one hundred and ten percent (110%) of the fair market value of the Stock subject to such Option and the Option (and any SAR connected therewith) by its terms is not exercisable after the expiration of five (5) years from the date it is awarded.

     From time to time, the Committee may rescind, revise and add to any of such terms, conditions and provisions as may be necessary or appropriate to have any Awards be or remain qualified and in compliance with all applicable laws, rules and regulations, and may delete, omit or waive any of such terms, conditions or provisions that are no longer required by reason of changes in applicable laws, rules or regulations.

15. Continued Employment. Nothing in the Plan or any Award shall confer upon any Recipient or other persons any right to continue in the employment of, or maintain any particular relationship with the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such Recipient or other persons, and the employment and other relationships thereof. However, the Committee may require as a condition of making and/or exercising any Award that its Recipient agree to, and in fact provide services, either as an employee or in another capacity, to or for the Corporation or any Subsidiary for such time period following the date the Award is made and/or exercised as the Committee may prescribe. The immediately preceding sentence shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections 421 and 422 of the Code.

16. General Restrictions. Each Award shall be subject to the requirement and provision that if at any time the Committee determines it necessary or desirable as a condition of or in consideration of making such Award, or the purchase or issuance or Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Recipient with respect to disposition of any Stock (including without limitation that at the time of the Recipient's exercise of the Award, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Corporation.

17. Rights. Except as otherwise provided in the Plan, the Recipient of any Award shall have no rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of such Stock are issued and delivered to the Recipient. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to an Award are issued to the Recipient pursuant to his or her exercise thereof. No Award, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

18. Adjustments. In the event of any change in the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, the Committee shall proportionately adjust the maximum number of shares subject to each outstanding Award, and (where appropriate) the purchase price per share thereof (but not the total purchase price under the Award), so that upon exercise or realization of such Award, the Recipient shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding Award and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares. Any adjustments under this paragraph 18 shall be made by the Committee, subject to approval by the Board. No adjustments shall be made that would cause a Qualified Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     In the event the Corporation is a party to any merger, consolidation or other reorganization, any and all outstanding Awards shall apply and relate to the securities to which a holder of Stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, any and all outstanding Awards shall terminate upon consummation of such liquidation or dissolution, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

19. Forfeiture. Notwithstanding anything to the contrary in this Plan, if the Committee finds after full consideration of the facts presented on behalf of the Corporation and the involved Recipient, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the Corporation or any Subsidiary that has damaged it, or that the Recipient has disclosed trade secrets of the Corporation or its affiliates, the Recipient shall forfeit all rights under and to all unexercised Awards, and all exercised Awards under which the Corporation has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the Recipient's discharge from employment with the Corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the Recipient's discharge by the Corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections 421 and 422 of the Code.

20. Indemnification. In and with respect to the administration of the Plan, the Corporation shall indemnify each present and future member of the Committee and/or of the Board, who shall be entitled without further action on his or her part to indemnity from the Corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys' fees and disbursements) incurred by such member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Corporation, any class of its security holders, or otherwise, in which such member may be or have been involved, as a party or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be such a member. The provisions, protection and benefits of this paragraph shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board, and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except
(a) as may not be allowed by applicable law, (b) to the extent there is entitlement to insurance proceeds under insurance coverage provided by the Corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (c) to the extent there is entitlement to indemnification from the Corporation, other than under this paragraph, on account of the same matter or proceeding for which indemnification hereunder is claimed.

21. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation, including but not limited to the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission, to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee, and to the extent that there are additional requirements under Rules 16b-3, it is the responsibility of the participants to satisfy such requirements. Where used in this
Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term "affiliates" shall mean each and every Subsidiary and any parent of the Corporation. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.


                     - - - - - - - - - - -
                              END
                     - - - - - - - - - - -

                          APPENDIX B
                 UNION NATIONAL COMMUNITY BANK
                     AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE MISSION

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.
The Audit Committee's primary duties and responsibilities are to:

    * Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance.
    * Monitor the independence and performance of the Company's independent auditors and internal auditing department.
    * Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership.

AUDIT COMMITTEE ORGANIZATION

The Committee and its members shall meet all applicable requirements of the national securities exchange or national securities association on which the corporation is listed, or shall have received an exemption therefrom. The Audit Committee shall be comprised of three or more directors as determined by the Board. To the extent required by law, regulation or listing agreement, a member or members of the Audit Committee shall serve as the Company's "financial expert": or to the extent the Company does not have a financial expert, it will disclose such. One of the members shall be designated "Chairman".

The Committee shall meet quarterly, or more frequently as circumstances dictate.

The Committee believes that the above mission statement sets forth its primary roles and responsibilities. In that connection, the following is meant to serve as a guide in achieving that mission.

ROLES AND RESPONSIBILITIES

Financial Statement Review Procedures
_____________________________________

1. Review the Corporation's interim financial results and annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.
Discuss with Independent Auditors its judgment about the quality, not just acceptability, of the Company's accounting principles as applied in its financial reporting.

2. In consultation with management, as well as the Corporation's independent accountants, verify that the CEO and CFO have certified that they disclosed to the independent auditors and to the Audit Committee all significant deficiencies in the design or operation of internal controls that could affect the Corporation's ability to record, process, summarize and report financial data, any material weaknesses in the internal controls, and any fraud- whether or not material- that involved management or other employees who have a significant role in the Corporation's internal controls.

3.  Review the adequacy of the company's internal control.

4. In consultation with management, independent accountants, and internal auditors, consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant financial risk exposures and steps taken by management to monitor, control, and report such exposures.

5. Review significant findings prepared by the independent accountants and the internal auditors together with management's responses. Confirm that management has implemented internal control recommendations made by internal auditors and independent accountants, if any.

6. The Committee's job is one of oversight as set forth in this Audit Charter. It is not the duty of the Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control, and the independent auditors are responsible for auditing the financial statements.

7.  In performing their duties and responsibilities, as permitted under the Pennsylvania Business Corporation Law of 1988, as
amended, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or
presented by:

    * One or more Officers or employees of the company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

    * Counsel, independent auditors, or other persons as to matters which the Committee member reasonable believes to be within the professional or expert competence of such person; or

    * Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit conference.

Independent Accountants
_______________________

1. The independent accountants are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the accountants and annually recommend to the Board of Directors the appointment of and compensation for the independent accountants or approve any discharge of auditors when circumstances warrant.

2. Review the independent accountants' timetable, scope and approach of the quarterly reviews and annual examination of the financial statements. Confirm that the lead partner having primary responsibility for the audit, the audit partner responsible for reviewing the audit and any other individual(s) so required, have been rotated on a periodic basis, as may be required by applicable law or regulation.

3. Review and discuss with the independent accountants, as may be required by law or regulation (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant, and (3) other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

4. Obtain from the independent accountants their annual communication to the Audit Committee in satisfaction of SAS 61 regarding communication with the Audit Committee, and, if applicable, any commentary on internal contracts or other recommendations.

5. Review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

6. Review and pre-approve all audit and permitted non-audit services provided by the independent accountants. The Chairman of the Committee has the authority to grant pre-approvals for certain permitted non-audit services to the extent permitted by law. All pre-approvals granted by the Chairman of the Committee shall be presented to and reviewed by the full committee at its next regularly scheduled meeting.

7. Resolve any financial reporting disagreements between the independent accountants and management.

Internal Auditors
_________________

1. Approve an Annual Risk Assessment and Audit Plan developed by the internal auditors.

2. Meet quarterly with the internal auditors to gain an understanding of the effectiveness of the internal audit function. These meetings will also serve in evaluating their performance.

3. Review significant reports prepared by the internal auditors together with management's response and follow-up to these reports.

4. The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal controls, the accuracy of management reporting and compliance with laws, regulations and bank policy. The Audit Committee will set forth the outsourcing vendor's responsibilities in a written contract the terms of which comply with the "Interagency Policy Statement of Internal Audit and Internal Audit Outsourcing."

Compliance with Laws and Regulations
____________________________________

1. Receive updates quarterly from management and compliance auditors regarding compliance with laws and regulations.

2. Review the findings of any examination by regulatory agencies such as the Federal Reserve, FDIC, Office of the Comptroller of the Currency, or the United States Securities and Exchange
Commission.

3.  Review Management's response to regulatory examinations.

Other Committee Responsibilities
________________________________

1. Review the Audit Charter annually and submit proposed amendments, if any, to the Board of Directors for review and approval. Ensure that the charter is included within the Corporation's proxy statement once every three years, or as otherwise may be required by law or regulation.

2. Prepare an annual Audit Committee Report for inclusion in the Corporation's Annual Proxy Statement that states a formal audit charter has been approved and that the Audit Committee has satisfied its responsibility during the year.

3. Perform other oversight functions as requested by the Board of Directors. Further, The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities.

4. The Audit Committee has the authority to engage independent counsel and other advisors, as they determine necessary to carry out their duties, and appropriate funding, as determined by the Audit Committee, for compensating such advisors as well as the accounting firm for its audit services.

5. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the activities.

6. Meet periodically with the internal auditors, the independent accountants, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

7. Report Audit Committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate.

8. Establish procedures for the receipt, retainment and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters. Such procedures shall have provisions designed to protect the confidentiality of any anonymous complaints regarding such matters.

              ATTESTATION:  Board approved on February 13, 2003.

                             /s/ Marcene L. Camara
                            __________________________
                            Marcene L. Camara, Secretary
                            Union National Community Bank

           UNION NATIONAL FINANCIAL CORPORATION PROXY
   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2003
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Marilyn Geib and Erma Witmer, and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Union National Financial Corporation that the undersigned may be entitled to vote at the corporation's Annual Meeting of Shareholders to be held on Wednesday, April 30, 2003, at 10:00 a.m., Eastern Time, at The Gathering Place, 6 Pine Street, Mount Joy, Pennsylvania 17552, and at any adjournment or postponement of the meeting as follows:

1.  ELECTION OF 2 CLASS A DIRECTORS TO SERVE FOR A THREE-YEAR
TERM AND UNTIL THEIR SUCCESSORS ARE PROPERLY ELECTED AND
QUALIFIED.

          Mark D. Gainer             Darwin A. Nissley

  [   ]  FOR both nominees           [   ]  WITHHOLD AUTHORITY
         listed above (except               to vote for both
         as marked to the contrary below)   nominees listed above

     The board of directors recommends a vote FOR these nominees.

* Instruction: to withhold authority to vote for any individual nominee, write that nominee's name on the space below:


_________________________________________________________________

2.APPROVE AND ADOPT AN AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN
TO INCREASE BY 100,000 SHARES, THE SHARES AVAILABLE UNDER THE
PLAN.

Select one:

   [   ] FOR         [   ]  AGAINST            [   ]   ABSTAIN

    The board of directors recommends a vote FOR this amendment to the 1997 Stock Incentive Plan.

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE
MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE
PROPOSAL LISTED ABOVE.

Dated: __________________, 2003
________________________________________
Signature
Print name:_______________________________


________________________________________
Signature
Print name:_______________________________


Number of Shares Held of Record on March 24, 2003:
________________
* This proxy must be dated, signed by the shareholder(s) and returned promptly to Union National Financial Corporation in the enclosed envelope.
* When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.
*  If stock is held jointly, each owner should sign.

      DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN VOTING
                   INSTRUCTION CARD/PROXY
             UNION NATIONAL FINANCIAL CORPORATION
    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2003

     The undersigned hereby constitutes and appoints Charles R. Starr, Union National Community Bank Plan Administrator for the Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the "plan"), a proxy of the undersigned, with full power of substitution, to vote all of the shares of Union National Financial Corporation (the "Corporation") that the Plan holds on behalf of the undersigned and may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Gathering Place, 6 Pine Street, Mount Joy, Pennsylvania 17552, on Wednesday, April 30, 2003, at 10:00 a.m., Eastern Time, and at any adjournment or postponement of the meeting, as follows:

1.  ELECTION OF 2 CLASS A DIRECTORS TO SERVE FOR A THREE-YEAR
TERM AND UNTIL THEIR SUCCESSORS ARE PROPERLY ELECTED AND
QUALIFIED.

             Mark D. Gainer         Darwin A. Nissley

  [   ]  FOR both nominees          [   ]  WITHHOLD AUTHORITY
         listed above (except              to vote for both
         as marked to the contrary below)  nominees listed above

    The board of directors recommends a vote FOR these nominees.

* Instruction: to withhold authority to vote for any individual nominee, write that nominee's name on the space below:


_______________________________________________________________

2.  APPROVE AND ADOPT AN AMENDMENT TO THE 1997 STOCK INCENTIVE
PLAN TO INCREASE BY 100,000 SHARES, THE SHARES AVAILABLE UNDER
THE PLAN.

Select one:

        [   ]FOR    [   ]  AGAINST     [   ]ABSTAIN

    The board of directors recommends a vote FOR this amendment to the 1997 Stock Incentive Plan.

3.In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN PARTICIPANT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE PROPOSAL LISTED ABOVE.

Dated: __________________, 2003
__________________________________________

__________________________________________
Signature(s) of Shareholder(s) Dividend Reinvestment and
Stock Purchase Plan Participant

Number of Shares held of Record on March 24, 2003: ___________

The voting instructions request pertains to shares of common stock held in your dividend reinvestment and stock purchase plan account but not registered in your name. Such shares of common stock can be voted only by the plan administrator as the holder of record of the shares.

Please date, sign and return your voting instruction card/proxy to us promptly in the return envelope provided.

March 31, 2003

Dear Dividend Reinvestment and Stock Purchase Plan Participant:

     As a participant in the Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan ("Plan"), you are entitled to instruct the Plan Administrator, Union National Community Bank, Trust Department, to vote the shares that are held on your behalf in the Plan at the 2003 Annual Meeting of Shareholders of the Corporation. To instruct the Plan Administrator as to how you would like these shares voted at the Annual Meeting, please complete the enclosed Voting Instruction Card/Proxy. At the Annual Meeting, in accordance with the Plan, the Plan Administrator will vote the shares held in the Plan for which participants have executed and returned a Voting Instruction Card/Proxy.

     Enclosed is a copy of the Corporation's Notice of Annual Meeting and Proxy Statement in connection with the 2003 Annual Meeting of Shareholders and a copy of the Corporation's 2002 Annual Report. Also enclosed is a Voting Instruction Card/Proxy which should be completed and returned to the Plan Administrator in the enclosed envelope.

     If you have any questions, please contact the undersigned.

Sincerely,

/s/ Charles R. Starr

Charles R. Starr
Vice President, Trust Officer

CRS

Enclosures